Exhibit 10.1

Execution Version

RELAY THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of January 8, 2024 (the “Effective Date”), by and among Relay Therapeutics, Inc., a Delaware corporation (the “Company”), and the purchasers whose name and address is set forth on the signature pages hereof (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase and the Company has agreed to sell, 2,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and aggregate gross proceeds to the Company of approximately $30.0 million.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree, severally and not jointly, as follows:

Section 1
AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance of shares of its Common Stock to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock that may be sold to the Purchaser hereunder at the Closing (as defined in Section 3.1) shall be referred to as the “Shares.”

Section 2
AGREEMENT TO SELL AND PURCHASE THE SHARES.
2.1
Purchase. At the Closing, the Company will issue, sell and deliver to the Purchaser, and the Purchaser will purchase from the Company, that number of Shares set forth opposite the Purchaser’s name on Schedule A hereto, for the aggregate purchase price set forth therein (the “Purchase Price”).
2.2
Definitions. For purposes of this Agreement, in addition to terms otherwise defined herein, the following terms shall have the following meanings:
(a)
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act (as defined in Section 4.3 below).
(b)
“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
(c)
“Common Stock Equivalents” shall mean any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
(d)
“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Business Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Business Day, 9:01 a.m. (New York City time) on the Business Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Business Day, no later than 9:01 a.m. (New York City time) on the date hereof.

(e)
“Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (ii) securities upon the exercise or exchange of or conversion of any Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
(f)
“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, action, award, injunction, decree, arbitration award or finding or any other legally enforceable requirement.
(g)
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
(h)
“Trading Market” means the Nasdaq Global Market.
Section 3
CLOSING, CLOSING CONDITIONS AND CLOSING DELIVERIES.
3.1
Closing. The closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall occur no later than 5:00 p.m., Pacific time, on January 10, 2024, subject to the satisfaction or waiver of all of conditions set forth in Section 3.2 and the delivery of all of the closing deliveries set forth in Section 3.3 or such later date as mutually agreed to by the Company and the Purchaser (such date, the “Closing Date”), remotely by electronic exchange of documents. At or prior to the Closing, each of the Company and the Purchaser shall execute any related agreements or other documents required hereunder to be executed as of the Closing hereunder, each dated as of the date of the Closing.
3.2
Closing Conditions.
(a)
Mutual Closing Condition. The Company’s and the Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment, on or before the Closing, of the following condition, unless waived by the Company and the Purchaser solely as to itself: there shall have been no Law enacted, entered, promulgated, enforced or deemed applicable by any governmental authority of competent jurisdiction that is in effect and makes illegal or otherwise prohibits or materially delays the consummation of the Closing, and the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale and issuance of the Shares.
(b)
Conditions to Purchaser’s Obligations. The Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived by the Purchaser solely as to itself:

(i)
The Company’s representations and warranties in Section 4 shall be true and correct in all respects as of the date hereof and as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty shall be true and correct as of such date).
(ii)
The Company shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by the Company hereunder on or before the Closing, or any breach or failure to do so has been cured.
(iii)
There shall have been no Material Adverse Effect with respect to the Company since the date hereof.
(iv)
The Company shall have delivered the items set forth in Section 3.3 that it is required to deliver.
(v)
From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Trading Market, nor shall suspension have been threatened either (A) in writing by the Commission or the Trading Market or (B) by falling below the minimum maintenance requirements of the Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the New York Stock Exchange, the NYSE American or the Nasdaq Stock Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.
(vi)
The Company shall have filed with the Trading Market an application for the listing of the Shares and shall have received no objections to such notice from the Trading Market.
(c)
Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares at the Closing to the Purchaser is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:
(i)
The Purchaser’s representations and warranties in Section 5 shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.
(ii)
The Purchaser shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by it on or before the Closing, or any breach or failure to do so has been cured.
3.3
Closing Deliveries.
(a)
Payment of the Purchase Price at Closing. At the Closing, following receipt of evidence of the issuance of Shares as set forth in Section 3.3(b), if required, the Purchaser shall deliver, or cause to be delivered, to the Company, an amount equal to the Purchase Price by wire transfer of immediately available funds to the Company’s account pursuant to wire instructions set forth in Schedule B.
(b)
Issuance of the Shares at the Closing. At the Closing, the Company shall issue, or cause the Company’s transfer agent to issue, to the Purchaser through a book-entry account maintained by the Company’s transfer agent the number of Shares purchased by the Purchaser, as set forth in Schedule A hereto, dated as of the Closing Date and in the name of the Purchaser (or its nominee in accordance with its delivery instructions) at the Closing against payment by the Purchaser of the Purchase Price (it being understood that the Purchaser may require receipt of evidence of such issuance prior to authorizing the release of the Purchase Price). Such Shares shall bear the legends set forth in Section 5.11.
(c)
Secretary’s Certificate. At the Closing, the Purchaser shall have received a certificate signed by the Secretary of the Company, certifying as to (i) the resolutions of the Board of Directors of the Company or a duly authorized committee thereof approving this Agreement and all of the transactions contemplated hereunder, (ii) the Certificate of Incorporation, (iii) the Bylaws, and (iv) the good standing of the Company in the State of Delaware and the Commonwealth of Massachusetts (as evidenced by certificates obtained from such jurisdictions dated within five (5) Business Days of the date hereof).
(d)
Compliance Certificate. At the Closing, the Purchaser shall have received a certificate signed by the President and Chief Executive Officer of the Company certifying to the fulfillment of the conditions set forth in Section 3.2(b).
(e)
Opinion. At the Closing, the Purchaser shall have received an opinion of Goodwin Procter LLP, counsel for the Company, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A.
(f)
Lock-Up Agreements. At the Closing, the Purchasers shall have received executed lock-up agreements, dated as of the date hereof, by and among the Company and the directors and officers of the Company listed on Schedule C hereto, in the form attached hereto as Exhibit B, which lock-up agreement may only be waived by the Company upon receipt of written consent of the Purchaser.
Section 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as otherwise disclosed in SEC Documents (as defined in Section 4.4 below) made on or prior to January 8, 2024, the Company hereby represents and warrants to the Purchaser as follows:

4.1
Organization and Standing; Subsidiaries. The Company has been duly incorporated or organized and is validly existing and in good standing under the laws of Delaware or other jurisdiction of incorporation or organization, has full corporate or other power and authority necessary to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have resulted in: (a) a material adverse effect on the legality, validity or enforceability of this Agreement, (b) a material adverse effect on the results of operations, properties, assets, management, stockholders’ equity, prospects, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform on a timely basis its material obligations under this Agreement with respect to Closing (any of (a), (b) or (c), a “Material Adverse Effect.”) Except for its wholly-owned subsidiaries as set forth in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity.
4.2
Corporate Power; Authorization. The Company has all requisite corporate power, and the Company and its Board of Directors have taken all requisite corporate action, to authorize, execute and deliver this Agreement, to consummate the transactions contemplated herein, including to sell, issue and deliver the Shares to the Purchaser, and to carry out and perform all of the Company’s obligations hereunder and thereunder, and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally, including any specific performance.
4.3
Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person or any liens or encumbrances, other than encumbrances under applicable securities laws. Assuming the accuracy of the representations made by the Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).
4.4
SEC Documents; Financial Statements; Independent Accountants. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act). The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed or will file in a timely manner all documents that the Company was or is required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) of the Exchange Act, since becoming subject to the requirements of the Exchange Act (the foregoing documents (together with any documents filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Documents”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective filing dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company set forth in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). The accountants who certified the Financial Statements are independent public accountants as required by the Securities Act and the Exchange Act and the regulations thereunder and the Public Company Accounting Oversight Board.
4.5
Capitalization. As set forth in the SEC Documents as of the date set forth therein, all of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. Except as disclosed in the SEC Documents, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or voting debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Neither the execution of this Agreement nor the issuance of Common Stock or other securities pursuant to any provision of this Agreement will give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights. Other than the Common Stock, there are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), are included in the SEC Documents, and the Company shall not amend or otherwise modify the Certificate of Incorporation or Bylaws prior to the Closing.
4.6
Litigation. There are no legal or governmental actions, suits or other proceedings pending or, to the knowledge of the Company, threatened against the Company, before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to (a) challenge this Agreement or prohibit or delay the transactions contemplated herein or (b) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.
4.7
Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority or the Trading Market on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected by the Company in accordance with such laws and the Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and attaching this Agreement as an exhibit to such filing.
4.8
No Default or Consents. The Company is not in violation or default under its organizational documents. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including the issuance, sale and delivery by the Company of the Shares) will: (a) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which any of its respective properties or business is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation (including federal and state securities laws and regulations) and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, applicable to the Company, or (b) violate or conflict with any provision of the Certificate of Incorporation or the Bylaws, except in the case of clause (a) as would not cause, either individually or in the aggregate, a Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.
4.9
No Material Adverse Change. Since December 31, 2023, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except for the transactions contemplated by this Agreement, no event, liability or development, other than events, liabilities and developments in the ordinary course of business, has occurred or exists with respect to the Company or its business, properties, operations or financial conditions that would be required to be disclosed by the Company under applicable securities laws at the Effective Date that has not been publicly disclosed at least one Business Day prior to the Effective Date.
4.10
No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.
4.11
No Integrated Offering. None of the Company or any of its Affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of the Trading Market.
4.12
Sarbanes-Oxley Act. The Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof and as of the Closing Date, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof and as of the Closing Date.
4.13
Intellectual Property. To the knowledge of the Company, the Company owns, possesses, licenses or has rights to use, on terms that the Company believes to be reasonable, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets, know-how and other similar rights that are necessary or material for use in connection with the business of the Company as described in the SEC Documents (collectively, the “Intellectual Property Rights”), except where the failure to own, possess or license such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received written notice alleging the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy and confidentiality of the Intellectual Property Rights, where applicable, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.14
Disclosure. The Company understands and confirms that the Purchaser will rely on the representations, warranties and covenants set forth in this Section 4 in effecting the transactions contemplated by this Agreement. All due diligence materials regarding the Company and its business and the transactions contemplated hereby, furnished by or on behalf of the Company to the Purchaser upon its request are, when taken together with the SEC Documents, true and correct in all material respects and do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, misleading.
4.15
Properties and Assets. The Company does not own any real property and has good and marketable title to all other property and assets described as owned by it in the latest Financial Statements set forth in the SEC Documents, free and clear of all liens, pledges or encumbrances of any kind except (a) those, if any, reflected in such Financial Statements or (b) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, except as would not have a Material Adverse

Effect. The Company owns or leases all such properties as are materially necessary to their respective operations as now conducted.
4.16
Compliance and Regulatory. The Company is in compliance with all applicable laws, rules and regulations of the jurisdictions in which it conducts its business, including all applicable local, state and federal environmental laws and regulations, and all applicable laws, rules and regulations enforced by the United States Food and Drug Administration (the “FDA”) (including the Federal Food, Drug And Cosmetic Act, as amended, and the regulations promulgated thereunder) or any applicable laws enforced by any equivalent governmental agency outside the United States, except where failures to be so in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Any preclinical studies or clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company (the “Studies”), were and, if still pending, are being and shall continue to be, conducted in all material respects in accordance all applicable laws and regulations governing the conduct of such Studies. The Company has not received any written notice from the FDA or any other governmental agency or institutional review board exercising comparable authority requiring the termination, suspension, or clinical hold of Studies, where such termination, suspension or clinical hold would reasonably be expected to have a Material Adverse Effect.
4.17
Taxes. The Company has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and have timely paid or accrued all taxes shown as due thereon, including interest and penalties, except where the failure to timely file any returns or pay such taxes would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of the Company, there is no tax deficiency that has been or might be asserted or threatened against it or them that would have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There are no liens for material taxes upon the assets of the Company other than for current taxes not yet due and payable or for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the SEC Documents.
4.18
Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
4.19
Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including directors’ and officers’ liability insurance, all of which insurance is in full force and effect.
4.20
Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.
4.21
Governmental Permits, Etc. The Company has all franchises, licenses, permits, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of its business as currently conducted, including all such certificates, approvals, authorizations, exemptions, licenses and permits required by the FDA or any other comparable governmental agencies (collectively, “Permits”), except where the failure to possess such

Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has not received any written notice requiring or threatening any revocation or modification of any such Permits, where such revocation or modification would reasonably be expected to have a Material Adverse Effect.
4.22
Internal Control over Financial Reporting; Disclosure Controls. The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) that are designed to comply with the requirements of Rule 13a-15 under the Exchange Act. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information. Since the end of the period covered by the most recently filed periodic report under the Exchange Act, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its subsidiaries that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its subsidiaries. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.
4.23
Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company, has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
4.24
Employee Relations. No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.
4.25
ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred or expects to incur material liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
4.26
Registration Rights and Other Stockholder Agreements. Except as disclosed in the SEC Documents, no Person has any right to cause the Company to effect the registration under the Securities Act covering the transfer of any securities of the Company and there are no other stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.
4.27
Trading Market Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the previous twelve (12) months, received (a) written notice from the Trading Market that the Company is not in compliance with the listing or maintenance requirements of the Trading Market that would result in immediate delisting or (b) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Trading Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. The Company is in compliance with all listing and maintenance requirements of the Trading Market on the date hereof.
4.28
No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Company Covered Person (as defined below), except for a Disqualification Event to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).
4.29
OFAC; Money Laundering. None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is a Person, or is more than 50 percent owned in the aggregate by or acting on behalf of one or more Persons that are, currently the target of any sanctions administered or enforced by the United States Government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive country-wide or territory-wide Sanctions; and the Company will not directly or knowingly indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business (a) with any Person, or in any country or territory, that, at the time of such funding, is a designated target of Sanctions, (b) in a country or territory which at the time of such funding is the subject of comprehensive country-wide or territory-wide Sanctions, or (c) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as advisor, investor or otherwise) of Sanctions. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.30
Cybersecurity. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws; and (vii) any other piece of information that alone, or combined with other information, allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no material breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, and Personal Data. The Company and its subsidiaries are presently, and at all prior times were, in material compliance with all applicable laws or statutes and all judgments and orders binding on the Company, applicable binding rules and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the Processing (as defined below), privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.
4.31
Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including HIPAA, the California Consumer Privacy Act, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, at all times since inception provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The Company further certifies that neither it nor any of its subsidiaries (a) has received notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (b) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract, or (c) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.
4.32
Transactions With Affiliates and Employees. None of the officers or directors of the Company or any of its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (a) payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company, and (c) other employee benefits, including incentive award agreements under any incentive award plan of the Company.
Section 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents and warrants to the Company that:

5.1
Risk. The Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information the Purchasers know about and deem relevant (including the SEC Documents) in making an informed decision to purchase the Shares.
5.2
Purchase for Investment. Purchaser is acquiring the Shares pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other Persons regarding the distribution of such Shares, except in compliance with Section 5.4.
5.3
Reliance. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations promulgated under the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares. If any of the representations deemed to have been made by it by its purchase of the Shares are no longer accurate prior to Closing, the Purchaser shall promptly notify the Company. If the Purchaser is acquiring the Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.4
Compliance with the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.
5.5
Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.
5.6
Power and Authority. The Purchaser has all requisite corporate power, and has taken all requisite corporate action, to authorize, execute and deliver this Agreement and each of the other agreements and instruments contemplated herein to which the Purchaser is a party, to consummate the transactions contemplated herein and therein and to carry out and perform all of the Purchaser’s obligations hereunder and thereunder. Upon the execution and delivery of this Agreement, and assuming due execution and delivery of this Agreement by the Company, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally, including any specific performance.
5.7
Broker Dealer. The Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act.
5.8
Sophisticated Investor. The Purchaser acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Securities being offered hereby. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.
5.9
Other Securities Transactions. The Purchaser has not, either directly or indirectly through any Person, agent or representative of the Company, engaged in any transaction in the securities of the Company other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby until the date hereof, except as set forth in filings made with the Commission pursuant to the Exchange Act. Notwithstanding the foregoing, (a) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement and (b) in the case of the Purchaser is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with the Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers.

5.10
Independent Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser by the Company in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
5.11
Legends. The Purchaser understands that, until such time as the Shares may be sold pursuant to Rule 144 or an effective resale registration statement, any certificates representing the Shares, whether maintained in a book entry system or otherwise, will bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.”

In addition, any stock certificates, whether maintained in a book entry system or otherwise, representing the Shares may contain any legend required by the blue sky laws of any state to the extent such laws are applicable to the sale of such Shares hereunder.

5.12
Restricted Securities. The Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, the Purchaser represents that it is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
5.13
No “Bad Actor” Disqualification Events. If the Purchaser is a Company Covered Person, Purchaser hereby represents that none of (a) the Purchaser or (b) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.
Section 6
REGISTRATION OF THE SHARES AND COMPLIANCE WITH THE SECURITIES ACT.
6.1
Registration Procedures and Expenses.
(a)
Registration Statement. The Company shall promptly following the Closing Date but not later than fifteen (15) Business Days after the Closing Date (the “Filing Deadline”), prepare and file with the Commission a Registration Statement on Form S-3 (the “Registration Statement”), relating to and providing for the resale of the Shares) and shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to such Shares) by the Purchaser on a continuous basis pursuant to Rule 415 under the Securities Act; provided, that the Purchaser has completed a form of questionnaire (or provided to the Company such information as required to be included in such Registration Statement, in lieu of a questionnaire) as requested by the Company at least five (5) days prior to the Filing Deadline and have provided any other information regarding the holder and the distribution of the Shares as the Company may, from time to time, reasonably request for inclusion in a Registration Statement pursuant to applicable law. If Form S-3 is not available for use by the Company, then the Company shall utilize a Registration Statement on Form S-1.
(b)
Effectiveness Deadline. The Company shall use its commercially reasonable efforts to cause the Commission to declare a Registration Statement covering the Shares effective as soon as practicable after the date of the filing thereof and in any event not later than the earlier of (i) five (5) Business Days after the date on which the staff of the Commission (the “Staff”) indicates via email or telephone that it will not review or has no further comments on the Registration Statement, or (ii) the sixtieth (60th) day after the Closing Date (or the ninetieth (90th) day if the Commission reviews such Registration Statement) (such date, the “Effectiveness Deadline”).
(c)
The Company shall promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) the third (3rd) anniversary of the effective date of the Registration Statement, (ii) such time as all of the Shares purchased by the Purchaser pursuant to the terms of this Agreement have been sold pursuant to the Registration Statement, or (iii) such time as the Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act (including, for the avoidance of doubt, Rule 144(i)(2)) or any other rule of similar effect (the “Effectiveness Period”).
(d)
If either: (i) the Registration Statement is (A) not filed with the Commission on or before the Filing Deadline in violation of Section 6.1(a) (a “Filing Failure”), or (B) if filed but not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (ii) on any day during the Effectiveness Period and after the date on which the Registration Statement is declared effective, sales of all of the Shares required to be included on such Registration Statement cannot be made (other than during a Blackout Period) pursuant to such Registration Statement (including because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of Shares as required by this Agreement) or (iii) after the Filing Deadline, and only in the event a Registration Statement is not effective or available to sell the Shares, the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which the Purchaser, who is not an affiliate of the Company, is unable to sell Shares without restriction under Rule 144 (a “Maintenance Failure”), then, in satisfaction of the damages to the Purchaser by reason of any such delay in or reduction of its ability to sell the Shares, the Company shall pay to the Purchaser then holding Shares relating to such Registration Statement an amount in cash equal to 1.0% of the Purchase Price for the Shares then held by the Purchaser on each of the following dates (as applicable): (x) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Filing Failure until such Filing Failure is cured; (y) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Effectiveness Failure until such Effectiveness Failure is cured; and (z) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Maintenance Failure until such Maintenance Failure is cured. The payments to which the Purchaser shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Registration Delay Payments”; provided that no Registration Delay Payments shall be required following the termination of the Effectiveness Period, and provided further that in no event shall the aggregate Registration Delay Payments accruing under this Section 6.1(d) exceed 6% of the Purchase Price for the Shares then held by the Purchaser (i.e., corresponding to a total delay of six months). The Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured. The Filing Deadline and Effectiveness Deadline for a Registration Statement shall be extended without default or damages hereunder in the event that the Company’s failure to file or obtain the effectiveness of the Registration Statement on a timely basis results from the failure of the Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act. For the sake of clarity, at such time as Shares become eligible for resale without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) and Rule 144(i)(2) under the Securities Act.
(e)
Related Obligations. At such time as the Company is obligated to file the Registration Statement with the Commission pursuant to Section 6.1(a), the Company will use commercially reasonable efforts to effect the registration of the Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
(i)
The Company shall submit to the Commission, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the Staff or that the Staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request, subject to the approval of the Staff. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times with respect to the Purchaser’s Shares until the expiration of the Effectiveness Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. Notwithstanding the registration obligations set forth in this Section 6, in the event the Commission informs the Company that all of the Shares cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (A) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission and/or (B) withdraw the Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Shares permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Shares as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Shares in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Section 6.1(d), if any SEC Guidance sets forth a limitation of the number of Shares permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Shares), unless otherwise directed in writing by the Purchaser as to its Shares, the number of Shares to be registered on such Registration Statement will first be reduced by Shares not acquired pursuant to the Purchase Agreement (whether pursuant to registration rights or otherwise) and second by Shares (applied, in the case that some Shares may be registered, to the Purchaser on a pro rata basis based on the total number of unregistered Shares held by the Purchaser, subject to a determination by the Commission that the Purchaser must be reduced first based on the number of Shares held by the Purchaser). In the event the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (A) or (B) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of Shares in general, one or more registration statements on Form S-3 or such other form available to register for resale those Shares that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).
(ii)
The Company shall notify the Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. The Company shall also promptly notify the Purchaser in writing (A) of any request by the Commission for amendments or supplements to the Registration Statement or related prospectus or related information that relates to the Purchaser, and (B) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (provided that in no event shall such notice in (A) or (B) contain any material, nonpublic information).
(iii)
The Company shall promptly inform the Purchaser of the issuance of any stop order or other suspension of the effectiveness of the Registration Statement, and use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.
(iv)
Neither the Company nor any affiliate thereof shall identify the Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Trading Market without the prior written consent of the Purchaser, except to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure and the Purchaser will have an opportunity to withdraw from the Registration Statement.
(f)
Blackout Period. Notwithstanding the foregoing obligations, the Company may, upon written notice to the Purchaser, which notice shall not contain any information that is or the Company reasonably believes is material non-public information, for a reasonable period of time after effectiveness, not to exceed 30 days (each, a “Blackout Period”), delay the filing of an amendment to a Registration Statement or suspend the effectiveness or use of any Registration Statement, in the event that (i) negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event, the Company’s Board of Directors (the “Board”) reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for preserving as confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) an event occurs that makes any statement of a material fact made in such Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading; provided, however, that any Blackout Period shall terminate upon the earlier of (A) the expiration of such 30-day period or (B) the completion, resolution or public announcement of the relevant transaction or event. If the Company suspends the effectiveness of a Registration Statement pursuant to this Section 6.1(f), the Company shall (x) as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of such Registration Statement and give written notice to the Purchaser authorizing the Purchaser to resume offerings and sales pursuant to such Registration Statement, and (y) cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Shares with respect to which the Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Blackout Period and for which the Purchaser has not yet settled. If, as a result thereof, the prospectus included in such Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Purchaser given pursuant to this Section 6. The Company shall be entitled to exercise its rights under this Section 6.1(f) not more than once in any six (6) month period; provided, however, that the aggregate number of days of all Blackout Periods hereunder shall not exceed 60 days in any twelve (12) month period. After the expiration of any Blackout Period and without further request from the Purchaser, the Company shall effect the filing (or if required amendment or supplement) of the Registration Statement, or the filing of other documents, as necessary to allow the Purchaser to resell the Shares as set forth herein.
(g)
Registration Expenses. The Company shall bear all expenses in connection with the procedures in paragraphs (a) through (d) of this Section 6.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any in connection with the offering of the Shares pursuant to the Registration Statement.
(h)
Timely Filing. In order to enable the Purchaser to sell the Shares under Rule 144 under the Securities Act, for so long as the Purchaser holds Shares, (i) the Company shall use its commercially reasonable efforts to comply with the requirements of Rule 144, including the requirements of Rule 144(c)(1) with respect to public information about the Company, and (ii) the Company covenants to timely file all reports required to be filed by the Company under the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.
(i)
The Company shall provide the Purchaser an opportunity to review and comment on all disclosures regarding the Purchaser and any plan of distribution proposed by them in connection with the preparation of any Registration Statement.
6.2
Restrictions on Transfer. The Purchaser agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, unless and until (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (b) such disposition is otherwise permitted by law, including pursuant to the exemption from registration set forth in Rule 144 under the Securities Act.
6.3
Indemnification. For the purpose of this Section 6.3: (i) the term “Purchaser/Affiliate” shall mean any Affiliate of and investment adviser to the Purchaser; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus (the “Prospectus”), free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 6.1.
(a)
The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, that the Purchaser or Purchaser/Affiliate incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b), or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made or (ii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, breach of any covenant of the Company contained in this Agreement or any failure of the Company to perform its other obligations hereunder or under law, and will promptly reimburse the Purchaser and each Purchaser/Affiliate for any legal and other out-of-pocket expenses as such expenses are reasonably incurred and documented by the Purchaser or the Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser or any Purchaser/Affiliate expressly for use therein, or (B) the Purchaser’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of the Shares pursuant to the Registration Statement or (C) the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that such Prospectus is outdated or defective. The such indemnified Purchaser shall return all payments made hereunder if it is determined, by a final, non-appealable judgment by a court or arbitral tribunal, that the losses for which such payments were made resulted from such indemnified Purchaser’s or any Purchaser/Affiliate’s gross negligence or willful misconduct.
(b)
The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, agents, and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses that the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 6.2 hereof respecting the sale of the Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser or any Purchaser/Affiliate expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (A) the Purchaser’s aggregate liability under this Section 6 shall not exceed the amount of net proceeds received by the Purchaser on the sale of the Shares pursuant to the Registration Statement and (B) the Purchaser will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Purchaser which consent shall not be unreasonably withheld or delayed.
(c)
Promptly after receipt by an indemnified party under this Section 6.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)
If the indemnification provided for in this Section 6.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 6.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Shares hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount the Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 6.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 6.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 7
NO BROKER’S FEES.

Each of the Company and the Purchaser hereby represents that no broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement. The Company agrees to indemnify the Purchaser for any claims, losses or expenses incurred by the Purchaser as a result of the representation of the Company in this Section 7 being untrue.

Section 8
COVENANTS.
8.1
Form D; Blue Sky Filings. The Company shall file a Form D with respect to the Shares as required under Regulation D of the Securities Act. The Company will take such action as the Company shall reasonably determine is necessary in order to obtain an exemption from, or to qualify the Shares for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities of “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon the written request of the Purchaser.
8.2
Listing of Common Stock. The Company shall prepare and file with the Trading Market an additional shares listing application covering all of the Shares and shall use its best efforts to take all steps necessary to cause all of the Shares to be approved for listing as promptly as possible thereafter. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8.2. The Company agrees, if the Company applies to have the Common Stock traded on any other exchange or market, it will then include in such application all of the Shares, and will use its best efforts to take such other action as is necessary to cause all of the Shares to be listed or quoted on such other exchange or market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on such other exchange or market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange or market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company (“DTC”) or another established clearing corporation, including by timely payment of fees to DTC or such other established clearing corporation in connection with such electronic transfer.
8.3
Material Non-Public Information. The Company has not provided the Purchaser with any information that will constitute material non-public information, except insofar as the existence, provisions and terms of the Agreement and other transaction documents and the proposed transactions hereunder may constitute such information. From and after the issuance of the Disclosure Document as set forth in Section 10.14, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information without the Purchaser’s consent. To the extent that the Company delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants, or to the extent that any notice provided pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Purchaser and its Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company.

8.4
Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that the Company believes, acting in good faith and after consultation with the Trading Market, would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
8.5
Legend Removal. If the Purchaser has resold Shares in a manner described under the caption “Plan of Distribution” in a then-effective and available Registration Statement or pursuant to Rule 144 of the Securities Act or other available exemption from registration under the Securities Act, the Purchaser shall concurrently (a) send a confirmation to the Company’s transfer agent setting forth the number of such Shares that have been so resold and the date of such resales (such confirmation, the “Transfer Agent Confirmation”) and (b) deliver to the Company, the transfer agent and legal counsel to the Company a customary seller’s representation letter and broker’s representation letter confirming the resale of such Shares in the manner described above, together with any other documentation reasonably required by the transfer agent and/or the Depository Trust Company and, if applicable and requested by the Company, a legal opinion of the investor’s counsel that the sale of such shares did not require registration under the Securities Act, in a form and substance reasonably satisfactory to the Company (the “Resale Deliverables”). The Company and the Purchaser hereby acknowledge that, if and when the Purchaser has (i) resold Shares in a manner described under the caption “Plan of Distribution” in the Registration Statement or pursuant to Rule 144 or other available exemption from registration under the Securities Act and (ii) delivered the Resale Deliverables, the Company shall instruct the transfer agent to cause such shares to be credited to accounts designated by the Purchaser for the persons who purchased such Shares from the Purchaser. Upon the written request by the Purchaser to the Company if, at the time of such request, the Purchaser (i) is not, and has not been during the preceding three months, an affiliate of the Company, (ii) has held the portion of the Shares subject to such request for at least one year as determined in accordance with Rule 144 of the Securities Act and (iii) all of the other requirements of Rule 144 are satisfied, the Company shall, no later than two (2) Business Days following the delivery by the Purchaser to the Company’s transfer agent of one or more legended certificates or book-entry statements representing such Shares issued to the Purchaser together with such other documentation from the Purchaser and its designated broker as the transfer agent or the Company deems necessary and appropriate, authorize the transfer agent to remove the Securities Act restrictive legend (and any stop transfer instructions placed against transfer of any such Shares) affixed to the portion of such Shares for which all conditions to the Purchaser’s ability to resell under Rule 144 have then been satisfied. At the time the Company authorizes the removal of the Securities Act restrictive legend (and any stop transfer instructions placed against transfer of any such Shares) pursuant to this Section 8.5, the Company shall also use its commercially reasonable efforts, at its sole expense, to cause its legal counsel to issue to the transfer agent a legal opinion or direction letter instructing the transfer agent that it is authorized to remove the Securities Act restrictive legend affixed to such Shares as contemplated by this Section 8.5. The Company shall be responsible for the fees of its transfer agent and any Depository Trust Company fees associated with such issuance.
8.6
Subsequent Equity Sales. From the date hereof until the earlier of thirty (30) days after the Closing Date and the date the shares have been registered for resale on the Registration Statement, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, this Section 8.6 shall not apply in respect of an Exempt Issuance.

Section 9
NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)
if to the Company, to:

Relay Therapeutics, Inc.
399 Binney Street, 2nd Floor

Cambridge, MA 02139

Telephone No.:(617) 370-8837

Attention: General Counsel

E-mail: badams@relaytx.com

with a copy to (which shall not constitute notice):

Goodwin Procter, LLP

100 Northern Ave

Boston, MA 02210 ·

Telephone No.: (617) 570-1000

Attention: William D. Collins, Esq.

E-mail: wcollins@goodwinlaw.com

or to such other Person at such other place as the Company shall designate to the Purchaser in writing; and

(b)
if to the Purchaser, to the address set forth on Schedule A or to such other Person at such other place as the Purchaser shall designate to the Company in writing.
Section 10
MISCELLANEOUS.
10.1
Termination. This Agreement may be terminated by written agreement of the Purchaser and the Company.
10.2
Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser. Notwithstanding anything to the contrary herein, without the express written consent of the Purchaser, (i) this Agreement may not be amended, modified or waived to increase or decrease the number of Shares that the Purchaser is obligated to purchase hereunder or to increase or decrease the Purchase Price to be paid by the Purchaser for such Shares and (ii) this Section 10.2 shall not be amended, modified or waived.
10.3
Headings; Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” All references in this Agreement to “dollars” or “$” shall mean United States dollars. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The term “including” or “includes” means “including without limitation” or “includes without limitation.”
10.4
Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
10.5
Survival. Subject to applicable statutes of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.
10.6
Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to its or any other jurisdiction’s choice of law rules. Any and all disputes arising out of, concerning, or related to this Agreement, or to the interpretation, performance, breach or termination thereof shall be referred to and resolved by the federal courts located in New York, New York. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SHARES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
10.7
Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.
10.8
Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. No party may assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the other party, provided that the Purchaser may assign any or all of its rights under this Agreement to any Affiliate or to any Person to whom the Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Agreement that apply to the Purchaser.

10.9
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.3 and this Section 10.9.
10.10
Entire Agreement. This Agreement and the other documents and instruments delivered pursuant hereto or thereto, including the exhibits and schedules hereto or thereto, constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.
10.11
Independent Nature of Purchaser’s Obligations and Rights. The Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.
10.12
Payment of Fees and Expenses. Except as otherwise provided herein or in the other documents or instruments contemplated hereby, each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided that, at the Closing, the Company shall pay the documented and reasonable out-of-pocket legal fees and expenses of Nextech Invest Ltd. and affiliated entities (as Purchaser hereunder), not to exceed $25,000 in the aggregate. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
10.13
Further Actions. Each party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
10.14
Public Announcement. The Company shall by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and file a Current Report on Form 8-K (together, the “Disclosure Document”). No press release or, except to the extent required under applicable law, other public announcement shall be made, directly or indirectly, by any party hereto concerning the execution of this Agreement, the terms and conditions hereof or the consummation of the transactions contemplated hereby, in each case without the prior written consent of the other party hereto. Notwithstanding the foregoing, the Company may issue the Disclosure Document (after providing the Purchaser an opportunity to review and comment on such Disclosure Document, it being understood that identity of the Purchaser will be disclosed in the Agreement included as an exhibit to the Disclosure Document and as selling stockholders in the Registration Statement). The Company shall not include the name of the Purchaser or its Affiliates or advisers in any press release (including the Disclosure Document) or marketing materials without the prior written consent of the Purchaser, nor shall the Company include the name of the Purchaser or its Affiliates or advisers in any public announcement or publication (including the Disclosure Document) without the prior written consent of the Purchaser, except if such disclosure is required by law, rule, regulation or applicable Commission guidance, in which case the Company shall provide the Purchaser with prompt prior notice of such requirement so that the Purchaser may (a) seek appropriate relief to prevent or limit such disclosure, (b) furnish only that portion of the information which is legally required to be furnished or disclosed, and to the extent reasonably feasible, and (c) consult with the Company on content and timing prior to any such disclosure. The Purchaser, covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 10.14, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

RELAY Therapeutics, INC.

By: /s/ Sanjiv K. Patel

Name: Sanjiv K. Patel

Title: President and Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

[SIGNATURE PAGE FOR PURCHASER FOLLOWS]

SCHEDULE A

PURCHASERS

SCHEDULE B

WIRE INSTRUCTIONS

SCHEDULE C

LIST OF D&O LOCK-UPS

EXHIBIT A

FORM OF OPINION

EXHIBIT B

FORM OF LOCK UP

________, 2024

Relay Therapeutics, Inc.

399 Binney Street, 2nd Floor

Cambridge, MA 02142

Re: Relay Therapeutics, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Relay Therapeutics, Inc., a Delaware corporation (the “Company”) is party to that certain Securities Purchase Agreement between the Company and the purchaser signatory thereto dated on or about the date hereof (the “Purchase Agreement”) providing for the sale and issuance of the Company’s Securities. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

Pursuant to Section 3.3(f) of the Purchase Agreement and in satisfaction of a condition of the Company's obligations under the Purchase Agreement, the undersigned will not, and will not cause any direct or indirect controlled affiliate to, without the prior written consent of the Company, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 90 days after the Closing Date (as defined in the Purchase Agreement) (such period, the “Restricted Period”), subject to the exceptions set forth below, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up

Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Company with the details of any transaction the undersigned, or any of its controlled affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will or intestate succession,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or, if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner, limited partner, managing member, manager, member, employee, officer or director of such entity or any trust for the benefit of any of the foregoing or any affiliate or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned,

(vii) by operation of law or pursuant to a court order, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) by way of transactions relating to Common Stock or other securities acquired pursuant to the Purchase Agreement or acquired in open market transactions after the Closing Date,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan of the Company, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 90% of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Company a lock-up letter in the form of this Letter Agreement and (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement by any party under Section 16 of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and in the case of a transfer pursuant to clause (vii) any such filing shall clearly indicate in the footnotes therein that such transfer was by operation of law or pursuant to a court order, as the case may be;

(b) exercise options, settle restricted stock units or other equity awards or exercise warrants outstanding as of the date granted under a stock incentive plan or other equity award plan of the Company (including by way of “net” or “cashless” exercise, vesting or settlement solely to cover withholding tax obligations in connection with such exercise, vesting or settlement and any transfer to the Company for the payment of taxes as a result of such exercise, vesting or settlement); provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of shares of Lock-Up Securities and the sale of Lock-Up Securities (including following the exercise of options to purchase Common Stock) pursuant to such 10b5-1 Plan; provided that (1) such plans do not provide for the transfer or sale of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan, in each case during the Restricted Period; and

(d) sell Lock-Up Securities (including following the exercise of options to purchase Common stock) pursuant to a 10b5-1 Plan adopted prior to the date hereof, provided, that, it shall be a condition to such sale that any public announcement or filing made under Section 16(a) of the Exchange Act by the undersigned or the Company must include a statement that the sale is made pursuant to the undersigned’s 10b5-1 Plan.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Purchase Agreement does not become effective by January 9, 2024, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the execution, delivery and performance of this Letter Agreement is a material inducement for the Company to complete the transactions contemplated by the Purchase Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

By: ___________________
Name: